                                                      Registration No. 333-
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   __________

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                   __________

                                BWAY CORPORATION
             (Exact name of registrant as specified in its charter)

           Delaware                                             36-3624491
  (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                         Identification Number)

                         8607 Roberts Drive, Suite 250
                             Atlanta, Georgia 30350
                           Telephone:  (770) 587-0888
                    (Address of principal executive offices)
                                   __________

   BWAY CORPORATION SECOND AMENDED AND RESTATED 1995 LONG-TERM INCENTIVE PLAN
                            (Full title of the plan)
                                   __________

                           Blair G. Schlossberg, Esq.
                                General Counsel
                                BWAY Corporation
                         8607 Roberts Drive, Suite 250
                             Atlanta, Georgia 30350
                           Telephone:  (770) 645-4800
           (Name, address and telephone number of agent for service)

                                    Copy to:
                            William S. Kirsch, P.C.
                                Kirkland & Ellis
                            200 East Randolph Drive
                            Chicago, Illinois 60601
                           Telephone:  (312) 861-2288

                                      Calculation of Registration Fee
=====================================================================================================
                                               Proposed maximum     Proposed maximum     Amount of
 Title of securities to      Amount to be      offering price per   aggregate offering   registration
 be registered               registered        share (1)            price (1)            fee (1)
-----------------------------------------------------------------------------------------------------
Common Stock, par         300,000 shares (3)       $15.9375             $4,781,250          $1,330
 value $0.01 per
 share (2)
-----------------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the aggregate offering price and the amount of the registration fee based upon the high and low prices reported for the shares on the New York Stock Exchange on November 23, 1998.

(2) Includes associated preferred share purchase rights.

(3) 300,000 shares of Common Stock are being registered for issuance pursuant to the BWAY Corporation Second Amended and Restated 1995 Long-Term Incentive Plan. BWAY Corporation previously registered on its Registration Statement on Form S-8 (File No. 333-21745) 1,125,000 shares of Common Stock (after giving effect to a 3-for-2 split of the Common Stock on September 22, 1997) that have been issued under, or are reserved for issuance pursuant to, the BWAY Corporation Second Amended and Restated 1995 Long-Term Incentive Plan.

                           INCORPORATION BY REFERENCE

     This Registration Statement on Form S-8 relating to the BWAY Corporation Second Amended and Restated 1995 Long-Term Incentive Plan is being filed to register additional securities of the same class as other securities for which an earlier-filed Registration Statement on Form S-8 relating to the BWAY Corporation Amended and Restated 1995 Long-Term Incentive Plan is effective. Pursuant to Instruction E on Form S-8, the contents of such earlier Registration Statement on Form S-8 (File No. 333-21745) filed with the Securities and Exchange Commission are incorporated in and made a part of this Registration Statement by reference. The total number of shares of Common Stock relating to the BWAY Corporation Amended and Restated 1995 Long-Term Incentive Plan, including the 300,000 shares in this shares in this registration statement, is 1,425,000.


                                    EXHIBITS

     The Exhibits to this Registration Statement are listed in the Exhibit Index of this Registration Statement, which Exhibit Index is incorporated herein by reference.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on November 25, 1998.

                                    BWAY CORPORATION

                                    By:     /s/ John M. Casey
                                        ---------------------------------------
                                    Name:   John M. Casey
                                    Title:  Executive Vice President and Chief
                                            Financial Officer


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of John M. Casey and Blair G. Schlossberg his true and lawful attorney-in-fact, each with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of BWAY Corporation), to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney have been signed on November 25, 1998, by the following persons in the capacities indicated.

        Signature                               Capacity
        ---------                               --------


/s/ Warren J. Hayford                Chairman of the Board and Chief
-------------------------                   Executive Officer
  Warren J. Hayford                   (Principal Executive Officer)


 /s/ John T. Stirrup           President, Chief Operating Officer and Director
-------------------------
   John T. Stirrup


 /s/ James W. Milton               Executive Vice President and Director
-------------------------
   James W. Milton


 /s/ John M. Casey             Executive Vice President and Chief Financial
------------------------                         Officer
     John M. Casey                     (Principal Financial Officer)


 /s/ Kevin C. Kern                     Vice President and Corporate
------------------------                        Controller
     Kevin C. Kern                    (Principal Accounting Officer)


/s/ Thomas A. Donahoe                            Director
------------------------
   Thomas A. Donahoe


/s/ Alexander P. Dyer                            Director
------------------------
   Alexander P. Dyer


/s/ Jean-Pierre M. Ergas                         Director
------------------------
  Jean-Pierre M. Ergas

  /s/ John E. Jones                              Director
------------------------
     John E. Jones


  /s/ John W. Puth                               Director
------------------------
     John W. Puth


                               INDEX TO EXHIBITS


Exhibit
Number   Description
-------  -----------
  4.1    Form of certificate representing shares of Common Stock of the      (2)
         Company

  4.2    Amended and Restated Certificate of Incorporation of the Company    (3)

  4.3    Amended and Restated By-laws of the Company                         (1)

  4.4    Rights Agreement dated as of June 9, 1995 between the Company       (1)
         and Harris Trust and Savings Bank, as Rights Agent

  4.5    Amendments to Rights Agreement dated as of February 12, 1996        (3)
         between the Company and Harris Trust and Savings Bank, as
         Rights Agent

  4.6    Amendment No. 2 to Rights Agreement dated as of August 19,          (4)
         1997 between the Company and Harris Trust and Savings Bank, as
         Rights Agent

  4.7    BWAY Corporation Second Amended and Restated 1995 Long-             (5)
         Term Incentive Plan

  4.8    Brockway Standard Holdings Corporation Formula Plan for Non-        (1)
         Employee Directors

  5.1    Opinion of Kirkland & Ellis

 23.1    Consent of Kirkland & Ellis (included in Exhibit 5.1)

 23.2    Consent of Deloitte & Touche LLP

 24.1 Powers of Attorney (included on the signature page of this Registration Statement)

(1) Incorporated by reference to the Company's Registration Statement on Form S-1 (File No. 33-91114).

(2) Incorporated by reference to the Company's Form 10-K for the fiscal year ending October 1, 1995 (File No. 0-26178).

(3) Incorporated by reference to the Company's Form 10-Q for the period ending March 31, 1996 (File No. 0-26178).

(4) Incorporated by reference to the Company's Form 10-K for the fiscal year ending September 28, 1997 (File No. 0-26178).

(5) Incorporated by reference to the Company's Form 10-Q for the period ending March 28, 1998 (File No. 0-26178).